Exhibit 99.l

NII HOLDINGS ANNOUNCES THIRD QUARTER 2013 RESULTS

•	Net subscriber loss of 178,000

•	Consolidated operating revenue of $1.10 billion

•	Consolidated adjusted operating income before depreciation and amortization (adjusted OIBDA) of $52 million

RESTON, Va. - October 31, 2013 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2013. During the quarter, the Company reported a net subscriber loss of 178,000, resulting in an ending subscriber base of 9.7 million, in line with the subscriber base as of September 30, 2012. Financial results for the quarter included consolidated operating revenue of $1.10 billion, down 22 percent from the level reported in the third quarter of 2012, and consolidated adjusted OIBDA, which excludes the impact of non-cash asset impairment, restructuring and other non-recurring or unusual charges, of $52 million, a 78 percent decline compared to the same period last year. The decrease in consolidated adjusted OIBDA was driven by incremental investments related to the Company's deployment of its planned next generation networks, weaker average foreign currency exchange rates, lower average revenue per subscriber (ARPU) on a local currency basis, and costs to migrate customers to the Company's next generation network in Mexico. The Company's consolidated adjusted OIBDA does not reflect a $14 million charge recognized in the third quarter related to a reserve for unfulfilled handset purchase commitments. For the third quarter of 2013, the Company generated a consolidated operating loss of $163 million and a consolidated net loss of $300 million, or $1.74 per basic share. Capital expenditures were $231 million for the quarter, of which $144 million was paid in cash.

“While we have met all of our network build goals, we did not effectively address challenges in Mexico associated with the iDEN shutdown in the U.S. or prevent the deterioration of ARPU in Brazil,” said Steve Shindler, NII Holdings' chief executive officer. “We're extremely disappointed with our results for the quarter. In order to return to the level of growth that has made us successful in the past, we recently began implementing a set of initiatives focused on recovering lost ground and enhancing our competitive position in our major markets that we call ‘Project Accelerate’. These initiatives include launching aggressive marketing campaigns and high value pricing plans in our core markets beginning in the fourth quarter, investing to improve the breadth and depth of our coverage, and moving quickly to offer iconic smartphones, including the Samsung Galaxy S4, HTC One, Moto X and others. We are also modifying our company-wide compensation plans to focus the entire organization on generating stronger growth, and streamlining the organization to re-align our resources and further reduce costs. In addition, we are excited to announce that we will deploy LTE in select cities in 2014, further enhancing our competitive position. These and other initiatives are designed to accelerate subscriber and revenue growth and put us on a path to delivering stronger operational results in 2014.”

NII Holdings' consolidated ARPU was $31 for the third quarter of 2013, down $9 compared to the same period last year. This decline resulted from lower priced rate plans the Company offered as part of its customer retention efforts and in response to more aggressive competition in recent quarters, primarily in Brazil and Mexico, and from the year-over-year weakening in local foreign currency exchange rates in Brazil. The Company reported consolidated churn of 3.59% percent for the third quarter, up about 105 basis points from the level reported for the same period last year, primarily related to higher iDEN churn in the Company’s operations in Mexico. Consolidated cost per gross add (CPGA) was $245 for the third quarter, a $74 decrease compared to the third quarter of 2012.

The Company ended the quarter with $5.8 billion in total debt and $2.0 billion in consolidated cash, restricted cash and investments, which includes proceeds from the sale of Nextel Peru, resulting in net debt of $3.8 billion. During the third quarter, the Company signed an agreement with American Tower Corporation under which it agreed to sell and lease back about 4,500 towers in Mexico and Brazil for total estimated proceeds based on current foreign currency exchange rates of approximately $800 million subject to certain adjustments.

“We are taking significant steps to position the Company for future subscriber and revenue growth, realign our cost structure and improve our financial performance; however, given the results that we have reported year-to-date, we are not going to achieve the financial goals that we laid out at the beginning of the year,” said Juan Figuereo, NII Holdings' executive vice president and chief financial officer. “In an effort to set the stage for growth in 2014, we are utilizing our capital to enhance our competitive position in our major markets by accelerating investments in marketing, network quality, handset portfolio expansion, subscriber loading, technology platforms and customer experience touch points. With the completion of the Nextel Peru sale and the announced tower transaction, we have a solid liquidity position to fund our accelerated growth initiatives, which we believe offer the best opportunity to return to profitability and improve our long-term cash flow profile.”

The Company announced that it will not achieve its financial guidance for the year given the weak year-to-date operational and financial results, the continued depreciation of local currency exchange rates and the expected impact of Project Accelerate on its results for the fourth quarter. The Company has not updated its guidance at this time, but expects to miss its consolidated adjusted OIBDA guidance for the year by $200 million or more, while remaining in line with its prior consolidated capex guidance.

Project Accelerate

The Company today announced Project Accelerate, which aims to intensify and refocus previously planned initiatives to accelerate growth in 2014. The program also aims to streamline the organization and realign costs to increase focus on revenue growth and improve competitive agility in the Company’s major markets, as well as reduce costs that are not critical to the growth agenda. There are five major components to Project Accelerate:

•	Launching aggressive marketing campaigns and pricing plans in time to take advantage of the holiday selling season in Mexico and Brazil.

•	Offering the iconic smartphones requested by target customers, to improve its device portfolio by the first half of 2014.

•
Accelerating early deployment of LTE technology in select cities in 2014 to help deliver a superior customer experience and significantly improve customer perception, creating opportunities to drive additional growth.

•	Modifying the variable compensation plans of the “front-line” organization to focus on driving and accelerating revenue and subscriber growth quarter over quarter.

•	Streamlining the organization, refocusing resources on customer facing and selling activities and eliminating costs that are not critical to the growth agenda.

To support these efforts, the Company expects to make investments that will have a significant impact on its operating results for the fourth quarter.

A presentation highlighting NII Holdings' third quarter 2013 results is available on the Investor Relations page of the Company's web site. Additional information relating to NII Holdings' third quarter 2013 results will be provided on the Company's earnings call on Thursday, October 31, 2013 from 8:30 AM to 9:15 AM EDT. The call will be available via webcast, online www.nii.com on the Investor Relations page or by phone at the numbers provided below.

Phone:
Domestic
1.800.743.9807 pass-code: NII HOLDINGS
International
1.212.231.2908 pass-code: NII HOLDINGS

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call.

For a replay of this call, please use the following:

Conference Call Replay:
Domestic
1.800.633.8625 pass-code: 21675233
International
1.402.977.9141 pass-code: 21675233

The financial results provided throughout this press release are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. NII has presented consolidated adjusted OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII's third quarter 2013 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII, operating under the Nextel brand in Brazil, Mexico, Argentina and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The company trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect and International Direct Connect are trademarks and/or service marks of Nextel Communications, Inc., and are used by NII's subsidiaries under license in Latin America.

Visit NII's news room for news and to access our markets' news centers: www.nii.com/newsroom.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2013. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$1,054.3	$1,341.5	$3,551.5	$4,146.9
Handset and accessory revenues	47.0	65.9	140.2	214.3
	1,101.3	1,407.4	3,691.7	4,361.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	364.4	370.1	1,156.5	1,176.9
Cost of handset and accessory sales	217.1	209.3	657.3	634.1
Selling, general and administrative	456.5	545.5	1,435.3	1,607.0
Provision for doubtful accounts	25.9	43.1	76.4	130.0
Impairment and restructuring charges	21.3	14.0	147.2	23.3
Depreciation	162.7	150.7	496.2	437.1
Amortization	16.2	14.4	47.1	32.0
	1,264.1	1,347.1	4,016.0	4,040.4
Operating (loss) income	(162.8)	60.3	(324.3)	320.8
Other income (expense) Interest expense	(135.0)	(103.9)	(394.9)	(267.3)
Interest income	9.3	13.2	24.8	25.3
Foreign currency transaction (losses) gains, net	(4.8)	10.7	(86.1)	(42.6)
Other income (expense), net	4.5	(7.3)	(8.6)	(22.2)
	(126.0)	(87.3)	(464.8)	(306.8)
(Loss) income from continuing operations before income tax provision	(288.8)	(27.0)	(789.1)	14.0
Income tax provision	(4.3)	(34.7)	(74.7)	(135.1)
Net loss from continuing operations	(293.1)	(61.7)	(863.8)	(121.1)
Loss from discontinued operations, net of income taxes	(6.8)	(20.7)	(40.0)	(51.2)
Net loss	$(299.9)	$(82.4)	$(903.8)	$(172.3)

Net loss from continuing operations, per common share, basic and diluted	$(1.70)	$(0.36)	$(5.02)	$(0.71)
Net loss from discontinued operations, per common share, basic and diluted	(0.04)	(0.12)	(0.23)	(0.30)
Net loss per common share, basic and diluted	$(1.74)	$(0.48)	$(5.25)	$(1.01)

Weighted average number of common shares outstanding, basic and diluted	172.4	171.6	172.1	171.4

CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,578.6	$1,371.2
Short-term investments	318.7	204.8
Accounts receivable, less allowance for doubtful accounts of $74.6 and $108.7	599.1	674.5
Handset and accessory inventory	385.4	323.3
Deferred income taxes, net	221.6	175.7
Assets held for sale	—	97.4
Prepaid expenses and other	433.4	488.1
Total current assets	3,536.8	3,335.0
Property, plant and equipment, net	3,356.3	3,531.3
Intangible assets, net	1,042.4	1,125.4
Deferred income taxes, net	419.9	367.2
Assets held for sale	—	400.3
Other assets (1)	520.2	463.9
Total assets	$8,875.6	$9,223.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$313.6	$424.2
Accrued expenses and other	989.2	969.8
Deferred revenues	134.5	144.1
Current portion of long-term debt	93.3	94.0
Liabilities held for sale	—	127.9
Total current liabilities	1,530.6	1,760.0
Long-term debt	5,697.7	4,765.5
Deferred revenues	12.0	14.0
Deferred tax liabilities	103.2	58.2
Liabilities held for sale	—	12.7
Other long-term liabilities	314.3	296.2
Total liabilities	7,657.8	6,906.6
Commitments and contingencies
Stockholders’ equity
Undesignated preferred stock, par value $0.001, 10.0 shares authorized — 2013 and 2012, no shares issued or outstanding — 2013 and 2012	—	—
Common stock, par value $0.001, 600.0 shares authorized — 2013 and 2012, 172.4 shares issued and outstanding — 2013, 171.7 shares issued and outstanding — 2012	0.2	0.2
Paid-in capital	1,504.6	1,481.7
Retained earnings	554.3	1,458.0
Accumulated other comprehensive loss	(841.3)	(623.4)
Total stockholders’ equity	1,217.8	2,316.5
Total liabilities and stockholders’ equity	$8,875.6	$9,223.1
_______________________________________
(1) Includes $50 million held in escrow related to the sale of Nextel Peru.

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
Cash and cash equivalents, beginning of period	$1,371.2	$2,310.7
Net cash (used in) provided by operating activities	(102.7)	303.0
Net cash used in investing activities	(487.4)	(666.9)
Net cash provided by (used in) financing activities	823.7	(396.1)
Effect of exchange rate changes on cash and cash equivalents	(38.5)	5.0
Change in cash and cash equivalents held for sale	12.3	(19.3)
Cash and cash equivalents, end of period	$1,578.6	$1,536.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 and 2012
(UNAUDITED)

NII Holdings, Inc. (1)
(subscribers in thousands)

	Three Months Ended September 30,
	2013	2012
Total subscribers (2) (as of September 30)	9,735.9	9,844.8
Net subscriber (deactivations) additions	(178.4)	81.1
Churn (%)	3.59%	2.54%

Average monthly revenue per subscriber unit in service (ARPU) (1)	$31	$40

Cost per gross add (CPGA) (1)	$245	$319

(1) All operating results and metrics presented herein have been adjusted to exclude the results of Nextel Peru, which has been accounted for as discontinued operations.

(2) Each subscriber, which is also referred to as a subscriber unit, represents an active subscriber identity module, or SIM, which is the level at which the Company has tracked and will continue to track subscribers.

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$465.5	$660.6	$1,641.4	$2,116.1
Handset and accessory revenues	25.4	32.6	64.1	113.9
	490.9	693.2	1,705.5	2,230.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	182.0	222.7	604.4	699.1
Cost of handset and accessory sales	67.8	49.9	158.5	164.0
Selling, general and administrative	181.6	222.0	584.8	674.7
Provision for doubtful accounts	17.0	35.7	50.3	107.8
Segment earnings	$42.5	$162.9	$307.5	$584.4

Total subscribers (as of September 30)	3,888.1	4,138.0
Net subscriber additions (deactivations)	8.5	(92.0)
Churn (%)	3.12%	2.89%

ARPU (1)	$35	$46

CPGA (1)	$185	$264

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$432.7	$503.9	$1,426.3	$1,528.0
Handset and accessory revenues	9.3	19.3	32.4	60.8
	442.0	523.2	1,458.7	1,588.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	122.1	83.3	369.8	290.1
Cost of handset and accessory sales	122.1	128.6	413.2	389.5
Selling, general and administrative	159.7	159.7	488.1	452.5
Provision for doubtful accounts	6.0	3.8	14.8	11.6
Segment earnings	$32.1	$147.8	$172.8	$445.1

Total subscribers (as of September 30)	3,654.6	3,861.1
Net subscriber (deactivations) additions	(284.5)	42.1
Churn (%)	4.13%	2.10%

ARPU (1)	$33	$39

CPGA (1)	$568	$464

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)
Operating revenues Service and other revenues	$141.7	$166.7	$443.8	$476.6
Handset and accessory revenues	16.5	11.8	45.3	35.6
	158.2	178.5	489.1	512.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	40.5	46.5	121.9	144.5
Cost of handset and accessory sales	24.7	19.0	67.7	59.3
Selling, general and administrative	54.4	60.1	161.0	167.0
Provision for doubtful accounts	2.1	2.9	7.8	9.3
Segment earnings	$36.5	$50.0	$130.7	$132.1

Total subscribers (as of September 30)	1,965.1	1,692.5
Net subscriber additions	77.6	94.9
Churn (%)	3.50%	2.46%

ARPU (1)	$21	$29

CPGA (1)	$81	$106

(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three and Nine Months Ended September 30, 2013 and 2012” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material non-cash asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. During the fourth quarter of 2012, we converted our consolidated OIBDA metric to a consolidated adjusted OIBDA metric to better align this metric with our business objectives. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Consolidated operating (loss) income	$(162.8)	$60.3	$(324.3)	$320.8
Consolidated depreciation	162.7	150.7	496.2	437.1
Consolidated amortization	16.2	14.4	47.1	32.0
Consolidated operating income before depreciation and amortization	16.1	225.4	219.0	789.9
Non-cash asset impairment charges	12.8	14.0	138.0	23.3
Restructuring charges	8.6	—	9.3	—
Reserve for unfulfilled handset commitments	14.1	—	14.1	—
Consolidated adjusted operating income before depreciation and amortization	$51.6	$239.4	$380.4	$813.2

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Consolidated service and other revenues	$1,054.3	$1,341.5
Less: consolidated other revenues	(124.9)	(154.3)
Total consolidated subscriber revenues	$929.4	$1,187.2

ARPU calculated with subscriber revenues	$31	$40

ARPU calculated with service and other revenues	$36	$46

Nextel Brazil

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Service and other revenues	$465.5	$660.6
Less: other revenues	(55.8)	(77.5)
Total subscriber revenues	$409.7	$583.1

ARPU calculated with subscriber revenues	$35	$46

ARPU calculated with service and other revenues	$40	$53

Nextel Mexico

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Service and other revenues	$432.7	$503.9
Less: other revenues	(50.4)	(54.9)
Total subscriber revenues	$382.3	$449.0

ARPU calculated with subscriber revenues	$33	$39

ARPU calculated with service and other revenues	$38	$44

Nextel Argentina

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Service and other revenues	$141.7	$166.7
Less: other revenues	(17.3)	(21.8)
Total subscriber revenues	$124.4	$144.9

ARPU calculated with subscriber revenues	$21	$29

ARPU calculated with service and other revenues	$24	$34

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Consolidated handset and accessory revenues	$47.0	$65.9
Less: consolidated uninsured replacement revenues	(4.1)	(4.7)
Consolidated handset and accessory revenues, net	42.9	61.2
Less: consolidated cost of handset and accessory sales *	203.0	209.3
Consolidated handset subsidy costs	160.1	148.1
Consolidated selling and marketing	143.9	185.3
Costs per statement of operations	304.0	333.4
Less: consolidated costs unrelated to initial customer acquisition	(88.2)	(69.6)
Customer acquisition costs	$215.8	$263.8

Cost per Gross Add	$245	$319

* Excludes $14.1 million related to a charge for unfulfilled handset commitments that was recorded in the third quarter of 2013.

Nextel Brazil

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Handset and accessory revenues	$25.4	$32.6
Less: uninsured replacement revenues	(2.6)	(1.7)
Handset and accessory revenues, net	22.8	30.9
Less: cost of handset and accessory sales *	53.7	49.9
Handset subsidy costs	30.9	19.0
Selling and marketing	47.1	61.7
Costs per statement of operations	78.0	80.7
Less: costs unrelated to initial customer acquisition	(9.4)	(9.1)
Customer acquisition costs	$68.6	$71.6

Cost per Gross Add	$185	$264

* Excludes $14.1 million related to a charge for unfulfilled handset commitments that was recorded in the third quarter of 2013.

Nextel Mexico

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Handset and accessory revenues	$9.3	$19.3
Less: uninsured replacement revenues	(2.1)	(2.9)
Handset and accessory revenues, net	7.2	16.4
Less: cost of handset and accessory sales	122.1	128.6
Handset subsidy costs	114.9	112.2
Selling and marketing	68.4	79.1
Costs per statement of operations	183.3	191.3
Less: costs unrelated to initial customer acquisition	(77.8)	(59.5)
Customer acquisition costs	$105.5	$131.8

Cost per Gross Add	$568	$464

Nextel Argentina

	Three Months Ended September 30,
	2013	2012
	(unaudited)
Handset and accessory revenues, net	$16.5	$11.8
Less: cost of handset and accessory sales	24.7	19.0
Handset subsidy costs	8.2	7.2
Selling and marketing	15.5	16.3
Costs per statement of operations	23.7	23.5
Less: costs unrelated to initial customer acquisition	(1.0)	(0.5)
Customer acquisition costs	$22.7	$23.0

Cost per Gross Add	$81	$106

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments and restricted cash. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt provides useful information concerning our liquidity and leverage. Net debt as of September 30, 2013 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$5,791.1
Add: debt discounts	11.4
Less: cash and cash equivalents	1,578.6
Less: short-term investments	318.7
Less: long-term investments	38.1
Less: restricted cash	75.7
Net debt	$3,791.4

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three and nine months ended September 30, 2012 compared to the same period in 2013 by (i) adjusting the relevant measures for the three and nine months ended September 30, 2012 to levels that would have resulted if the average foreign currency exchange rates for the three and nine months ended September 30, 2012 were the same as the average foreign currency exchange rates that were in effect for the three and nine months ended September 30, 2013; and (ii) comparing the actual and adjusted financial measures for the three and nine months ended September 30, 2012 to the similar financial measures for the three and nine months ended September 30, 2013 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three and nine months ended September 30, 2013 and 2012. The average foreign currency exchange rates for each of the relevant currencies during each of the three and nine months ended September 30, 2013 and 2012 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three and nine months ended September 30, 2013 compared to the same period in 2012 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended September 30,
	3Q 2012 Actual	3Q 2012 Adjustment (1)	3Q 2012 Normalized (1)	3Q 2013 Actual	3Q 2012 to 3Q 2013 Actual Growth Rate (2)	3Q 2012 to 3Q 2013 Normalized Growth Rate (3)
Consolidated:
Operating revenues	$1,407,367	$(99,553)	$1,307,814	$1,101,265	(22)%	(16)%
Adjusted operating income before depreciation and amortization	239,358	(35,290)	204,068	51,555	(78)%	(75)%
Nextel Brazil:
Operating revenues	$693,189	$(78,551)	$614,638	$490,952	(29)%	(20)%
Segment earnings	162,866	(24,430)	138,436	42,507	(74)%	(69)%
Nextel Mexico:
Operating revenues	$523,220	$10,924	$534,144	$442,023	(16)%	(17)%
Segment earnings	147,800	3,367	151,167	32,130	(78)%	(79)%
Nextel Argentina:
Operating revenues	$178,505	$(31,186)	$147,319	$158,170	(11)%	7%
Segment earnings	50,045	(15,284)	34,761	36,507	(27)%	5%

NII Holdings, Inc.
(dollars in thousands)

	Nine Months Ended September 30,
	YTD 2012 Actual	YTD 2012 Adjustment (1)	YTD 2012 Normalized (1)	YTD 2013 Actual	YTD 2012 to YTD 2013 Actual Growth Rate (2)	YTD 2012 to YTD 2013 Normalized Growth Rate (3)
Consolidated:
Operating revenues	$4,361,151	$(228,641)	$4,132,510	$3,691,664	(15)%	(11)%
Adjusted operating income before depreciation and amortization	813,215	(95,316)	717,899	380,358	(53)%	(47)%
Nextel Brazil:
Operating revenues	$2,230,010	$(218,427)	$2,011,583	$1,705,468	(24)%	(15)%
Segment earnings	584,358	(76,272)	508,086	307,497	(47)%	(39)%
Nextel Mexico:
Operating revenues	$1,588,785	$68,393	$1,657,178	$1,458,734	(8)%	(12)%
Segment earnings	445,137	22,239	467,376	172,753	(61)%	(63)%
Nextel Argentina:
Operating revenues	$512,153	$(78,659)	$433,494	$489,155	(4)%	13%
Segment earnings	132,042	(38,039)	94,003	130,690	(1)%	39%

(1)
The "3Q 2012 Normalized" and "YTD 2012 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three and nine months ended September 30, 2013 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the nine and three months ended September 30, 2012, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "3Q 2012 Adjustment" and "YTD 2012 Adjustment" reflect the amount determined by subtracting the "3Q 2012 Normalized" and "YTD 2012 Normalized" amounts calculated as described in the preceding sentence from the "3Q 2012 Actual" and "YTD 2012 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three and nine months ended September 30, 2013. The average foreign currency exchange rates for each of the relevant currencies during the three and nine months ended September 30, 2013 and 2012 for purposes of these calculations were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Brazilian real	2.29	2.03	2.12	1.92
Mexican peso	12.92	13.19	12.68	13.24
Argentine peso	5.59	4.61	5.28	4.47

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "3Q 2013 Actual" and "YTD 2013 Actual" columns with those in the "3Q 2012 Actual" and "YTD 2012 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "3Q 2013 Actual" and "YTD 2013 Actual" columns with those in the "3Q 2012 Normalized" and "YTD 2012 Normalized" columns.